UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2011

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

 (Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa  52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant's telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07.                      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Lee Enterprises, Incorporated (the "Company") was held on February 23, 2011.  Richard R. Cole, Nancy S. Donovan, Leonard J. Elmore and Herbert W. Moloney III were elected as directors for three-year terms expiring at the 2014 annual meeting.

Votes were cast for nominees for director as follows:

	For	Withheld	Broker Non-Votes
Richard R. Cole	64,360,050.846	1,199,502	10,588,284
Nancy S. Donovan	64,533,227.846	1,026,325	10,588,284
Leonard J. Elmore	64,354,059.846	1,205,493	10,588,284
Herbert W. Moloney III	64,419,782.846	1,139,770	10,588,284

The stockholders ratified the Audit Committee of the Board of Director's appointment of KPMG LLP to serve as the independent registered public accounting firm to audit the Company's financial statements for the 2011 fiscal year, and votes were cast as follows:

	For	Against	Abstain
Ratify Selection of KPMG LLP	74,681,374.846	261,771	1,204,691

The stockholders approved, on an advisory (non-binding) basis, the Company's compensation of its Executive Officers, by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Votes
Approval, by Non-binding vote, of the Company's Compensation of its Executive Officers	61,410,847.846	3,527,660	621,045	10,588,284

The stockholders approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on executive compensation on a triennial basis, by the votes set forth in the table below:

Three-Year Frequency Vote	Two-Year Frequency Vote	One-Year Frequency Vote	Abstain	Broker Non-Votes
52,613,745.146	240,205	11,002,013	1,703,589.696	10,588,284

In accordance with the results of this vote, the Board of Directors determined to implement an advisory (non-binding) vote on executive compensation on a triennial basis (every three years).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: February 23, 2011	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer